Exhibit 2.16

IVAX CORPORATION,

as Issuer

TEVA PHARMACEUTICAL INDUSTRIES LIMITED,

as Guarantor

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of January 26, 2006

4 1/2% Convertible Senior Subordinated Notes Due 2008

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of January 26, 2006 by and among IVAX CORPORATION, a Florida corporation (the “Company”), TEVA PHARMACEUTICAL INDUSTRIES LIMITED, a corporation incorporated under the laws of Israel (the “Guarantor”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”),

W I T N E S S E T H:

WHEREAS, the Company has executed and delivered to the Trustee an Indenture dated as of May 4, 2001 (the “Original Indenture” and, as amended and supplemented by this Supplemental Indenture and as it may be further amended or supplemented from time to time, the “Indenture”), providing for the issuance of the 4 1/2% Convertible Senior Subordinated Notes Due 2008 of the Company (the “Securities”);

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of July 25, 2005 (the “Merger Agreement”) , among the Company, the Guarantor, Ivory Acquisition Sub, Inc. (“Merger Sub”) and Ivory Acquisition Merger Sub II, Inc., Merger Sub will, concurrently with the effectiveness of this Supplemental Indenture, merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”);

WHEREAS, pursuant to the Merger Agreement, each holder of Common Stock shall have the right to receive $26.00 in cash or 0.8471 ADRs of the Guarantor per share of Common Stock, subject to proration as provided therein, so that in the aggregate 50% of the Common Stock is converted into cash and 50% is converted into ADRs;

WHEREAS, as a result of the Merger, each holder of Securities will have the right to convert such Securities into the consideration that such Holder would have owned immediately after the Merger if it had converted the Security immediately before the effective date of the Merger;

WHEREAS, the Board of Directors of the Company has determined, in accordance with Section 10.16 of the Original Indenture, that as a result of the Merger, the Securities shall become convertible into, in lieu of Common Stock of the Company, cash and ADRs of the Guarantor as further provided herein;

WHEREAS, the Company and the Guarantor desire to execute and deliver this Supplemental Indenture as required by Section 10.15 of the Original Indenture to provide, among other things, for the delivery of such cash and ADRs of the Guarantor upon conversion of the Securities;

WHEREAS, the Guarantor desires to irrevocably and unconditionally guarantee the full and punctual payment of the principal of and interest on the Securities when due, whether at maturity, upon redemption or acceleration or otherwise, and all other monetary obligations of the Company under the Indenture and the Securities (such guarantee the “Guarantee”);

WHEREAS, Section 9.01 of the Original Indenture permits the Company, with the consent of the Trustee, to amend or supplement the Indenture and the Securities, without notice to or the consent of any Securityholder, to make any change that does not adversely affect the rights of any Securityholder; and

WHEREAS, the Company and the Guarantor have requested that the Trustee execute and deliver this Supplemental Indenture, and all things necessary to make this Supplemental Indenture a valid instrument in accordance with its terms and to make the Guarantee provided for herein the valid obligation of the Guarantor have been done, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the mutual covenants and agreements herein set forth, the Company, the Guarantor and the Trustee hereby covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions.

(a) Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Original Indenture, except as provided in subsection (b) below.

(b) The following definitions set forth in Section 1.01 of the Original Indenture are hereby amended to read as follows:

“Board of Directors” means the Board of Directors of the Company or the Guarantor, as the case may be, or any committee of such Board authorized to act for it hereunder.

“Officer” means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company or the Guarantor, as the case may be.

“Officers’ Certificate”, when used with reference to the Company or the Guarantor, means a certificate signed by two Officers of the Company or the Guarantor, as the case may be, or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company or the Guarantor, as the case may be.

“Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel for the Company or the Guarantor or other counsel reasonably acceptable to the Trustee.

(c) For all purposes hereof (including the recitals hereto), and of the Indenture and the Securities, the following terms have the following meanings:

“ADR Depositary” means The Bank of New York, a New York banking corporation, and any successor as depositary under the Deposit Agreement.

“ADRs” means the American Depositary Receipts issued under the Deposit Agreement evidencing the ADSs.

“ADSs” means the American Depositary Shares representing Deposited Securities.

“Conversion Agent” means any Person authorized by the Issuer to convert Securities in accordance with Article X of the Indenture.

“Deposit Agreement” means the Amended and Restated Deposit Agreement dated February 12, 1997 among the Guarantor, The Bank of New York, as Depositary, and Owners and Holders of American Depositary Receipts, as amended, and as the same may be further amended in accordance with its terms hereafter.

“Deposited Securities” means Ordinary Shares deposited or deemed to be deposited under the Deposit Agreement and any and all other securities, property and cash received by the Depositary or a custodian in respect thereof and at such time held under the Deposit Agreement.

“Guarantee” means the guarantee of the Guarantor provided in Section 2.1 of the Supplemental Indenture.

“Guarantor” means the Person named as the “Guarantor” in the first paragraph of the Supplemental Indenture until a successor Person shall have become such pursuant to applicable provisions of the Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Ordinary Shares” means any and all equity securities of any class of the Guarantor which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Guarantor and which is not subject to redemption by the Guarantor; provided, however, that, subject to the provisions of the fifth paragraph of Section 10.05, shares issuable on conversion of Securities shall include only shares of the class designated as Ordinary Shares, par value NIS 0.10 per share, of the Guarantor at the date of the Supplemental Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Guarantor and which are not subject to redemption by the Guarantor; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Original Indenture” has the meaning set forth in the recitals hereto.

“Supplemental Indenture” means the First Supplemental Indenture dated as of January 26, 2006 by and among the Company, the Guarantor and the Trustee, relating to the Securities.

“Trading Day” means:

(1) if the applicable security is listed or admitted for trading on the New York Stock Exchange, a day on which the New York Stock Exchange is open for business;

(2) if that security is not listed on the New York Stock Exchange, a day on which trades may be made on the Nasdaq National Market;

(3) if that security is not so listed on the New York Stock Exchange and not quoted on the Nasdaq National Market, a day on which the principal United States securities exchange on which the securities are listed is open for business;

(4) if that security is not so listed on a United States securities exchange or quoted on the Nasdaq National Market, a day on which trades may be made on the Tel Aviv Stock Exchange; or

(5) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Trading Price” of a security on any date of determination means:

(1) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of that security (regular way) on the New York Stock Exchange on that date;

(2) if that security is not listed on the New York Stock Exchange on that date, the closing sale price as reported on that date by the Nasdaq National Market;

(3) if that security is not so listed on the New York Stock Exchange and not quoted on the Nasdaq National Market on that date, the closing sale price as reported on that date in the composite transactions for the principal United States securities exchange on which that security is listed;

(4) if that security is not so listed on a United States national or regional securities exchange or quoted on the Nasdaq National Market on that date, the dollar equivalent (converted at the United States Federal Reserve Bank’s noon buying rate on that date) of the closing sale price (or, if no closing price is reported, the last reported sale price) of the security on that date on the Tel Aviv Stock Exchange;

(5) if that security is not so reported, the last price quoted by Interactive Data Corporation for that security on that date or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by the Guarantor;

(6) if that security is not so quoted, the average of the mid-point of the last bid and ask prices for that security on that date from at least two dealers recognized as market-makers for that security selected by the Guarantor for this purpose;

(7) if such bid and ask prices are not so available, the average of the last bid and ask prices for that security on that date from a dealer engaged in the trading of convertible securities selected by the Guarantor for this purpose; or

(8) if no such bid and ask prices are available, as determined by the Board of Directors of the Guarantor on the basis of such quotations as it considers appropriate.

“Vice President” when used with respect to the Company, the Guarantor or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

(d) The definitions of the following terms are hereby deleted from Section 1.01 of the Original Indenture:

ARTICLE 2

GUARANTEE

Section 2.1 Guarantee.

The Guarantor irrevocably and unconditionally guarantees to each Holder of Securities (including any Holder of Securities issued under the Original Indenture from or after the date of this Supplemental Indenture), and to the Trustee and its successors and assigns, the full and punctual payment of the principal of and interest on the Securities, when and as the same shall become due and payable, whether at maturity or upon redemption or acceleration or otherwise, and all other monetary obligations of the Company under the Indenture and the Securities, including obligations in respect of any Repurchase Price and obligations to the Trustee, in each case according to the terms of the Indenture and the Securities. The Guarantor agrees that in the case of default by the Company in the payment of any such principal, interest or other obligations, the Guarantor shall duly and punctually pay the same. The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of any extension of the time for payment of the Securities, any modification of the Securities, any invalidity, irregularity or unenforceability of the Securities or the Indenture, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Company with respect thereto by any Holder of Securities or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of a merger or bankruptcy of the Company, any right to require a demand or proceeding first against the Company, protest or notice with respect to the Securities or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any Security except by payment in full of the principal of, interest and other amounts payable with respect to such Security pursuant to such Security or the Indenture.

For so long as any Securities are outstanding, the Guarantor will guarantee the delivery of the Cash Conversion Consideration and the ADRs issuable upon conversion of the Securities pursuant to the terms of this Supplemental Indenture and the Securities.

This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment on any Security, in whole or in part, is rescinded or must otherwise be restored to the Company or the Guarantor upon the bankruptcy, liquidation or reorganization of the Company or otherwise.

The Guarantor shall be subrogated to all rights of the Holders against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee or the Indenture; provided, however, that the Guarantor hereby waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of a Holder against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof or (ii) to receive any payment in the nature of contribution or for any other reason from any other obligor with respect to such payment, in each case, until the principal of and interest on the Securities shall have been paid in full.

Any term or provision of this Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of this Guarantee shall not exceed the maximum amount that can be hereby guaranteed without rendering this Guarantee voidable under applicable law relating to fraudulent conveyances or fraudulent transfers or similar laws affecting the rights of creditors generally.

Section 2.2 Termination of Company’s Obligations.

If the Company’s obligations in respect of the Securities are terminated pursuant to Section 8.01 of the Original Indenture as and to the extent provided in such Section, the Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Guarantee, and the amendments herein to Article VI of the Original Indenture shall be deemed deleted at such time. Notwithstanding the foregoing provisions of this Section 2.2, the Guarantee and the obligations of the Guarantor thereunder shall be revived and reinstated as and to the extent that the obligations of the Company in respect of the Securities shall be revived and reinstated pursuant to Section 8.04 of the Original Indenture, and the amendments so deemed deleted shall be deemed effective again at such time, and in such events the subrogation rights of the Guarantor provided for in the Guarantee shall be similarly revived and reinstated.

ARTICLE 3

AMENDMENTS TO ORIGINAL INDENTURE

The Original Indenture is hereby amended as set forth in this Article 3.

Section 3.1 Amendments to Article III.

Section 3.07 of the Original Indenture is amended by adding the words “of the Company” after the words “Board of Directors” each time such words appears in clause (ii) of the definition of a “CHANGE IN CONTROL” of the Company.

Section 3.2 Amendments to Article VI.

Section 6.01 of the Original Indenture is amended by

(a) adding to the end of clause (ii) thereof the following: “, or the Guarantor fails to make a payment required under the Guarantee”;

(b) in clause (iii) thereof, adding the words “or the Guarantor” after the words “the Company” in such clause;

(c) in clauses (iv) and (v) thereof, adding the words “or the Guarantor” after the words “the Company” each time such words appear in such clauses; and

(d) in the last paragraph of such Section, adding the words “or the Guarantor, as the case may be,” after the words “the Company” each time such words appear in such paragraph.

Section 3.3 Amendments to Article IX.

(a) Section 9.01 of the Original Indenture is amended by adding the words “and the Guarantor” after the word “Company” in the first line of such Section.

(b) Section 9.02 of the Original Indenture is amended by adding the words “and the Guarantor” after the word “Company” in the first paragraph of such Section.

Section 3.4 Amendments to Article X.

Article X of the Original Indenture is amended to read in its entirety as follows:

“X. CONVERSION

10.01 CONVERSION PRIVILEGE.

A Holder of a Security may, at any time during the period stated in PARAGRAPH 9 of the Securities, convert such Security into cash and ADRs, as set forth in, and subject to the provisions of, this Article X and the Securities. For each $1,000 principal amount of Securities, (i) the amount of cash so payable upon conversion (the “Cash Conversion Consideration”) shall be $405.74 and (ii) the number of ADRs issuable upon conversion (the “conversion rate”) as of the effective date of the Supplemental Indenture shall equal the product of (x) 0.42355 and (y) the “initial conversion rate” (as defined in PARAGRAPH 9 of Exhibit A to the Supplemental Indenture). The Cash Conversion Consideration is payable without interest, and the number of ADRs issuable upon conversion shall be rounded to the nearest 1/100th of an ADR.

The Cash Conversion Consideration and the conversion rate take into account any adjustments (i) pursuant to the Merger and (ii) occurring prior to the date hereof.

A Holder may convert a portion of the principal of a Security if the portion is $1,000 principal amount or a whole multiple of $1,000 principal amount. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

10.02 CONVERSION PROCEDURE.

To convert a Security, a Holder must satisfy the requirements in paragraph 9 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date. As soon as practicable after conversion, the Guarantor shall deliver to the Holder through the Conversion Agent the Cash Conversion Consideration, a certificate for the number of full ADRs issuable upon the conversion and a check in lieu of any fractional ADR. The Person in whose name the certificate is registered shall be treated as a holder of ADRs of record on and after the conversion date.

Except as described below, no payment or adjustment will be made for accrued interest on a converted Security or for dividends on or with respect to any ADR issued on conversion. If any Security is converted between a record date for the payment of interest and the next succeeding interest payment date, unless such Security has been called for redemption on a redemption date between such dates, such Security must be accompanied by funds equal to the interest payable to the registered Holder on such interest payment date on the principal amount so converted. A Security converted on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Security being converted will be paid on such interest payment date to the registered Holder of such Security on the immediately preceding record date.

If a Holder converts more than one Security at the same time, the number of full ADRs issuable upon the conversion shall be based on the total principal amount of the Securities converted.

Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

10.03 FRACTIONS OF ADRs.

No fractional ADRs shall be issued upon conversion of Securities, and instead the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Trading Price of the ADRs as of the Trading Day preceding the date of conversion.

10.04 TAXES ON CONVERSION.

If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of ADRs upon the conversion. However the Holder shall pay any such tax which is due because the ADRs are issued in a name other than the Holder’s name.

10.05 GUARANTOR TO PROVIDE ADRs.

The Guarantor shall reserve out of its authorized but unissued Ordinary Shares enough shares to permit the conversion of all of the Securities. All Ordinary Shares and ADRs which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable.

Upon receipt by the Company of a Conversion Notice provided for in the Securities, the Guarantor will deposit Ordinary Shares issuable upon conversion of the Securities with the ADR Depositary in accordance with the terms of the Deposit Agreement and will comply with the applicable terms of the Deposit Agreement so that ADRs evidencing ADSs representing such Ordinary Shares will be executed by the ADR Depositary and delivered to the Holders as required by the Indenture and the Deposit Agreement.

The Guarantor covenants that it will perform all acts necessary in order to ensure that ADRs evidencing ADSs representing Ordinary Shares issuable upon conversion of the Securities are delivered to the Holders entitled thereto.

The Guarantor will endeavor to comply with all securities laws regulating the offer and delivery of ADRs upon conversion of Securities and will endeavor to list such ADRs on each United States national securities exchange on which ADRs are listed.

In the event that Ordinary Shares cease to be represented by ADRs issued under a depositary receipt program sponsored by the Guarantor, or the ADRs cease to be quoted on the Nasdaq National Market (and are not at that time listed on the New York Stock Exchange or another United States national securities exchange), all references herein to ADRs will be deemed to have been replaced by references to:

(i)	the number of Ordinary Shares corresponding to the ADRs on the last day on which the ADRs were quoted on the Nasdaq National Market; and

(ii)	as adjusted, pursuant to the adjustment provisions contained in this Article X, for any other property the ADRs represented as if the other property has been distributed to holders of ADRs on that day.

10.06 ADJUSTMENT FOR CHANGES IN CAPITAL STOCK.

If the Guarantor:

(i) pays a dividend or makes a distribution on its Ordinary Shares in Ordinary Shares;

(ii) subdivides its outstanding Ordinary Shares into a greater number of Ordinary Shares;

(iii) combines its outstanding Ordinary Shares into a smaller number of Ordinary Shares;

(iv) pays a dividend or makes a distribution on its Ordinary Shares in shares of its capital stock other than Ordinary Shares; or

(v) issues by reclassification of its Ordinary Shares any shares of its capital stock;

then the conversion privilege and the conversion rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of ADRs which it would have owned immediately following such action if it had converted the Security immediately on or prior to the record date set in connection with such action.

The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

If after an adjustment a Holder of a Security upon conversion thereof may receive shares of two or more classes of capital stock of the Guarantor, the Board of Directors of the Guarantor shall determine the allocation of the adjusted conversion rate between the classes of capital stock. After such allocation, the conversion privilege and the conversion rate of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to ADRs in this ARTICLE X.

The conversion rate will not be adjusted for unpaid interest.

10.07 ADJUSTMENT FOR RIGHTS TO PURCHASE ADRs BELOW MARKET PRICE.

If the Guarantor issues to all holders of its Ordinary Shares, as such, rights, options or warrants entitling such holders for a period of sixty days or less to subscribe for or purchase Ordinary Shares, or any securities convertible into or exchangeable for Ordinary Shares, or rights, options or warrants to subscribe for or purchase such convertible or exchangeable securities (excluding rights, options or warrants to subscribe for or purchase Ordinary Shares or convertible or exchangeable securities or rights, options, or warrants therefor issued in transactions described in SECTION 10.06) at a “PRICE PER SHARE” (as defined and determined according to the formula given below) less than the Current Market Price on the date of such issuance, the conversion price shall be adjusted in accordance with the following formula:

O + R
—
AP = CP	x	M

O + N

WHERE

AP	=	the adjusted conversion price.

CP	=	the then current conversion price.

O	=	the number of Ordinary Shares outstanding immediately prior to such issuance.

N	=	the “NUMBER OF SHARES,” which (i) in the case of rights, options or warrants to subscribe for or purchase Ordinary Shares or of securities convertible into or exchangeable for Ordinary Shares, is the maximum number of Ordinary Shares initially issuable upon exercise, conversion or exchange thereof; and (ii) in the case of rights, options or warrants to subscribe for or purchase convertible or exchangeable securities, is the maximum number of Ordinary Shares initially issuable upon the conversion or exchange of the convertible or exchangeable securities issuable upon the exercise of such rights, options or warrants.

R	=	the aggregate proceeds received or receivable by the Guarantor, which (i) in the case of rights, options or warrants to subscribe for or purchase Ordinary Shares or of securities convertible into or exchangeable for Ordinary Shares, is the total amount received or receivable by the Guarantor in consideration for the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the minimum aggregate amount of additional consideration, other than the convertible or exchangeable securities surrendered or cancelled upon the exercise, conversion or exchange thereof, payable to the Guarantor upon exercise, conversion or exchange thereof; and (ii) in the case of rights, options or warrants to subscribe for or purchase convertible or exchangeable securities, is the total amount received or receivable by the Guarantor in consideration for the sale and issuance of such rights, options or warrants, plus the minimum aggregate consideration payable to the Guarantor upon the exercise thereof, plus the minimum aggregate amount of additional consideration, other than the convertible or exchangeable securities, payable upon the conversion or exchange of the convertible or exchangeable securities; provided that in each case the proceeds received or receivable by the Guarantor shall be deemed to be the amount of gross cash proceeds without deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or any expenses incurred in connection therewith.

M	=	the Trading Price per Ordinary Share on the date of issue of the rights, options or warrants to subscribe for or purchase Ordinary Shares or the securities convertible into or exchangeable for Ordinary Shares or the rights, options or warrants to subscribe for or purchase convertible or exchangeable securities.

“PRICE PER SHARE” shall be defined and determined according to the following formula:

P	=	R
N

WHERE

P	=	Price Per Share

and R and N have the meanings assigned above.

If the Guarantor shall issue rights, options, warrants or convertible or exchangeable securities for a consideration consisting, in whole or in part, of property other than cash, the amount of such consideration shall be determined in good faith by the Board of Directors of the Guarantor, whose determination shall be conclusive and evidenced by a resolution of its Board of Directors filed with the Trustee.

The adjustment shall be made successively whenever any such rights, options, warrants or convertible or exchangeable securities are issued and shall become effective immediately after the date of issue of such shares, rights, options, warrants or convertible or exchangeable securities.

To the extent that such rights, options or warrants expire unexercised or to the extent any convertible or exchangeable securities are redeemed by the Guarantor or otherwise cease to be convertible or exchangeable into Ordinary Shares, the conversion price shall be readjusted to the conversion price which would then be in effect had the adjustment made upon the date of issuance of such rights, options, warrants or convertible or exchangeable securities been made upon the basis of the issuance of rights, options or warrants to subscribe for or purchase only the number of Ordinary Shares as to which such rights, options or warrants were actually exercised and the number of Ordinary Shares that were actually issued upon the conversion or exchange of the convertible or exchangeable securities.

10.08 ADJUSTMENT FOR OTHER DISTRIBUTIONS.

If the Guarantor distributes to all holders of its Ordinary Shares, as such, any of its assets or debt securities or any rights or warrants to purchase assets or debt securities of the Guarantor which assets, debt securities, rights or warrants have an aggregate fair market value on the date such distribution is declared in excess of the “PERMITTED DIVIDEND AMOUNT” (as defined below), the conversion price shall be adjusted in accordance with the formula:

AP = CP x (O X M) -F

              ------------

              (O x M)

where:

AP	=	the adjusted conversion price.

CP	=	the then current conversion price.

O	=	the number of Ordinary Shares outstanding on the record date mentioned below.

M	=	the Current Market Price per Ordinary Shares on the record date mentioned below.

F	=	the amount by which the fair market value on the date the distribution is declared of the assets, securities, rights or warrants distributed exceeds the permitted dividend amount. The Board of Directors of the Guarantor shall make all determinations of the fair market value in connection with all distributions and dividends.

The adjustment shall become effective immediately after the record date for the determination of holders of Ordinary Shares entitled to receive the distribution.

The “PERMITTED DIVIDEND AMOUNT” on any date shall be an amount equal to (i) 10% of the current market capitalization of the Guarantor (the product of the Current Market Price of the Ordinary Shares and the number of Ordinary Shares outstanding as of any particular date) minus (ii) the aggregate of the value of all dividends or distributions (other than dividends or distributions referred to in SECTION 10.06 or 10.07) made to holders of Ordinary Shares during the twelve month period ending on such date, provided that with respect to any amount of a distribution not paid out of retained earnings, the permitted dividend amount shall be zero, unless the dividend is paid out of consolidated net income or in the form of Ordinary Shares. This SECTION 10.08 does not apply to reclassifications or distributions referred to in SECTION 10.06 or distributions referred to in SECTION 10.07.

10.09 VOLUNTARY ADJUSTMENT.

The Guarantor at any time may reduce the conversion price, temporarily or otherwise, by any amount but in no event to an amount less than the par value of the Ordinary Shares at the time such reduction is made. Such reduced conversion price shall remain in effect for so long as required under applicable law and shall be irrevocable during such period.

The Guarantor reserves the right to make such reductions in the conversion price in addition to those required in the foregoing provisions as the Guarantor in its discretion shall determine to be advisable in order that certain stock-related distributions hereafter made by the Guarantor to holders of its Ordinary Shares shall not be taxable.

10.10 CURRENT MARKET PRICE.

In SECTIONS 10.07 and 10.08, the “Current Market Price” of an Ordinary Share shall mean the average of the daily Trading Prices per ADR for the 30 consecutive Trading Days commencing 45 Trading Days before the date in question, minus the fair market value (as determined in good faith by the Board of Directors of the Guarantor) per ADR of any property (cash or otherwise) then held by the ADR Depositary on behalf of the existing ADR holders, with the resulting value divided by the number of Ordinary Shares represented by each ADR; provided, however, that if the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to SECTION 10.07 or 10.08 occurs during such 30 consecutive Trading Days, “Current Market Price” shall be calculated for such period in a manner determined in good faith by the Board of Directors of the Guarantor to reflect the impact of such event on the Trading Prices of the Ordinary Shares during such period. For purposes hereof, the term “ex” date, when used with respect to any issuance or distribution, means the first date on which the ADRs trade regular way on the relevant exchange or in the relevant market from which the Trading Price was obtained without the right to receive such issuance or distribution.

Notwithstanding the foregoing, whenever successive adjustments to the conversion price are called for pursuant to SECTION 10.07 or 10.08, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of such Sections and to avoid unjust or inequitable results as determined in good faith by the Board of Directors of the Guarantor.

10.11 WHEN ADJUSTMENT MAY BE DEFERRED; OTHER ADJUSTMENT PROVISIONS.

No adjustment in the conversion rate or conversion price will be made unless such adjustment would require a change of at least 1% in the conversion rate; PROVIDED, HOWEVER, that any adjustment that would otherwise be required to be made shall be carried forward and taken` into account in any subsequent adjustment.

All calculations under this ARTICLE X shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

No adjustment need be made for a change in the par value or no par value of the Ordinary Shares.

For purposes of the adjustment provisions of this Article X, the number of Ordinary Shares at any time outstanding shall not include shares held in the treasury of the Guarantor but shall include shares issuable in respect of certificates issued in lieu of fractions of Ordinary Shares.

10.12 WHEN NO ADJUSTMENT REQUIRED.

Except as set forth in SECTION 10.07, the conversion rate and the conversion price will not be adjusted for the issuance of Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares, or carrying the right to purchase any of the foregoing.

No adjustment will be required for rights to purchase Ordinary Shares pursuant to any plan of the Company for reinvestment of dividends or interest, or for a change in the par value of the Ordinary Shares.

To the extent that Securities become convertible into cash, no adjustment will be required thereafter as to cash.

10.13 CHANGE IN SHARES REPRESENTED BY ADRs.

The initial conversion rate reflects that as of the date of this Supplemental Indenture, each ADR represents one Ordinary Share. If the number of Ordinary Shares represented by each ADR changes, the conversion rate will be adjusted proportionately.

10.14 NOTICE OF ADJUSTMENT.

Whenever the conversion rate and conversion price are adjusted, the Guarantor shall promptly mail to Securityholders a notice of the adjustment. The Guarantor shall file with the Trustee an Officers’ Certificate of the Guarantor or a certificate from the Guarantor’s independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct, absent manifest error.

10.15 NOTICE OF CERTAIN TRANSACTIONS.

If:

(i) the Guarantor proposes to take any action that would require an adjustment in the conversion rate and conversion price;

(ii) the Guarantor proposes to take any action that would require a supplemental indenture pursuant to SECTION 10.16; or

(iii) there is a proposed liquidation, winding up or dissolution of the Company or the Guarantor,

the Guarantor shall mail to Securityholders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Guarantor shall mail the notice at least 10 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

10.16 REORGANIZATION OF THE GUARANTOR.

If the Guarantor is a party to a transaction subject to SECTION 5.1 of the Supplemental Indenture or a merger which reclassifies or changes its outstanding Ordinary Shares, the successor corporation shall enter into a supplemental indenture.

The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which it would have owned immediately after the consolidation, merger, transfer or lease if it had converted the Security immediately before the effective date of the transaction. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this ARTICLE X. The successor corporation shall mail to Securityholders a notice briefly describing the supplemental indenture.

If this Section applies, SECTION 10.06 does not apply.

10.17 COMPANY OR GUARANTOR DETERMINATION FINAL.

Any determination that the Board of Directors of the Company or the Guarantor must make pursuant to this Article is conclusive, absent manifest error.

10.18 TRUSTEE’S DISCLAIMER.

The Trustee has no duty to determine when an adjustment under this ARTICLE X or under the terms of the Securities should be made, how it should be made or what it should be. Such information shall be timely provided to the Trustee in an Officer’s Certificate of the Company or the Guarantor. The Trustee has no duty to determine whether any provisions of a supplemental indenture under SECTION 10.16 are correct. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the failure of the Company or the Guarantor to comply with this Article. Each Conversion Agent other than the Company shall have the same protection under this SECTION 10.18 as the Trustee.”

Section 3.5 Amendments to Article XII.

(a) Sections 12.02 and 12.03 of the Original Indenture are amended to read in their entirety as follows:

“12.02 NOTICES.

Any notice or communication by the Company, the Guarantor or the Trustee to any of the others is duly given if writing and delivered in person, mailed by first-class mail or by express delivery to the other’s address stated in this SECTION 12.02. The Company, the Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Securityholder shall be mailed to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company or the Guarantor mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

All notices or communications shall be in writing.

The Company’s address is:

IVAX Corporation 4400

Biscayne Boulevard

Miami, Florida 33137

Attention: President

with copies to the Guarantor as provided below;

The Guarantor’s address is:

Teva Pharmaceutical Industries Limited

5 Basel Street

P.O. Box 3190

Petach Tikva 49131

Israel

Attn: General Counsel

Fax: 972.3.926.7429 and

Attn: Chief Financial Officer

Fax: 972.2.589.2839

with copies to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attn: Peter H. Jakes

Fax: (212) 728-9230

The Trustee’s address is:

U.S. Bank National Association

180 East 5th Street

St. Paul, Minnesota 55101

Attention: Richard Prokosch, Corporate Finance

12.03 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).”

(b) Section 12.04 of the Original Indenture is amended by (i) adding the words “or the Guarantor” after the words “the Company” the first time such words appear in such Section and (ii) adding the words “or the Guarantor, as the case may be,” after the words “the Company” the second time such words appear in such Section.

ARTICLE 4

AMENDMENTS TO FORM OF SECURITY

Section 4.1 Amendments to Form of Security.

The form of Security set forth in Exhibit A to the Original Indenture is amended to read in its entirety as set forth in Exhibit A to this Supplemental Indenture.

ARTICLE 5

MERGER, ETC. OF GUARANTOR

Section 5.1 Merger, etc.

The Guarantor shall not consolidate with or merge into, or transfer or lease all or substantially all of its assets to, another Person unless such other Person assumes by supplemental indenture all of the obligations of the Guarantor under the Indenture, and immediately after giving effect to the transaction no Default or Event of Default shall exist.

The Guarantor shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate of the Guarantor to the foregoing effect and an Opinion of Counsel, which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default, stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with the Indenture.

Section 5.2 Successor Substituted.

Upon any consolidation or merger or transfer or lease of all or substantially all of the assets of the Guarantor in accordance with Section 5.1, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such transfer or lease is made shall succeed to, and, except in the case of a lease, be substituted for and may exercise every right and power of, and shall assume every duty and obligation of, the Guarantor under the Indenture with the same effect as if such successor had been named as the Guarantor herein. When the successor assume all obligations of the Guarantor hereunder, except in the case of a lease, all obligations of the predecessor shall terminate.

ARTICLE 6

ADDITIONAL COVENANTS

Section 6.1 Corporate Existence.

Subject to Article 5, the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents and the rights (charter and statutory), licenses and franchises of the Guarantor; provided, however, that the Guarantor shall not be required to preserve any such right, license or franchise if in the judgment of its Board of Directors (i) such preservation or existence is not material to the conduct of business of the Guarantor and (ii) the loss of such right, license or franchise does not have a material adverse impact on the Holders.

Section 6.2 Certificates of the Guarantor.

The Guarantor shall deliver to the Trustee within 120 days after the end of each fiscal year of the Guarantor an Officers’ Certificate of the Guarantor stating whether or not the signers know of any Default or Event of Default by the Guarantor in performing any of its obligations under the Indenture or the Securities. If they do know of any such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status.

Section 6.3 Reports by the Guarantor.

The Guarantor shall deliver to the Trustee, within 15 days after the Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports, if any, that the Guarantor is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor’s compliance with any of the covenants in the Indenture (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates of the Company or the Guarantor).

ARTICLE 7

MISCELLANEOUS PROVISIONS

Section 7.1 Provisions of Supplemental Indenture for the Sole Benefit of Parties and Holders of Securities.

Nothing in this Supplemental Indenture, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the Holders of the Securities, any legal or equitable right, remedy or claim under this Supplemental Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

Section 7.2 Incorporators, Shareholders, Members, Officers and Directors Exempt from Individual Liability.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture, this Supplemental Indenture or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future shareholder (except in a shareholder’s corporate capacity as Guarantor), member, officer or director, as such, of the Guarantor or any of successor, either directly or through the Company or the Guarantor, as the case may be, or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Guarantee by the Holders and as part of the consideration for the delivery of the Guarantee.

Section 7.3 Successors and Assigns of Company and Guarantor Bound by Supplemental Indenture.

All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by or on behalf of the Company shall bind its successors whether so expressed or not. All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by or on behalf of the Guarantor shall bind its successors and assigns, whether so expressed or not.

Section 7.4 Conflict of any Provisions of Supplemental Indenture with Trust Indenture Act of 1939.

If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in the Indenture or this Supplemental Indenture by operation of Sections 310 to 317, inclusive, of the TIA (an “incorporated provision”), such incorporated provision shall control.

Section 7.5 Governing Law.

The laws of the State of New York, including without limitation Section 5-1401 of the General Obligations Law, but otherwise without regard to principles of conflicts of law, shall govern this Supplemental Indenture (including the Guarantee).

Section 7.6 Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 7.7 Submission to Jurisdiction.

The Guarantor agrees that any legal suit, action or proceeding arising out of or based upon the Indenture or this Supplemental Indenture may be instituted in any federal or state court sitting in New York City, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and irrevocably submits to the jurisdiction of such court in any suit, action or proceeding. The Guarantor, as long as any of the Securities remain outstanding or the Guarantor has any obligation under the Indenture, shall have an authorized agent (the “Authorized Agent”) in the United States upon whom process may be served in any such legal action or proceeding. Service of process upon such agent and written notice of such service mailed or delivered to it shall to the extent permitted by law be deemed in every respect effective service of process upon it in any such legal action or proceeding and, if it fails to maintain such agent, any such process or summons may be served by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices hereunder. The Guarantor each hereby appoints Teva Pharmaceuticals USA, Inc. (1090 Horsham Road North Wales, PA 19454) as its agent for such purposes and covenants and agrees that service of process in any legal action or proceeding may be made upon it at such office of such agent.

Section 7.8 Incorporation of Supplemental Indenture; Ratification.

This Supplemental Indenture shall be construed as and shall be supplemental to, and shall form a part of, the Original Indenture. Except as amended hereby, the Original Indenture is hereby ratified, approved and confirmed in all respects.

Section 7.9 Effectiveness.

The provisions of this Supplemental Indenture shall be effective upon the effectiveness of the Merger pursuant to the Merger Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

IVAX CORPORATION, AS ISSUER

By	/s/ William Marth
Name:	William Marth
Title:	Executive Vice President

TEVA PHARMACEUTICAL INDUSTRIES LIMITED, AS GUARANTOR

By	/s/ Dan S. Suesskind
Name:	Dan S. Suesskind
Title:	Chief Financial Officer

By	/s/ Yossi Levin
Name:	Yossi Levin
Title:	Corporate Treasurer

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By	/s/ Richard Prokosch
Name:	Richard Prokosch
Title:	Vice President

EXHIBIT A

Form of 4 1/2% Convertible Senior Subordinated Notes due 2008

[Face of Security]

IVAX CORPORATION

[INSERT PRIVATE PLACEMENT LEGEND AND GLOBAL SECURITY LEGEND AS REQUIRED]

4 1/2% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2008

CUSIP NO.

Payment of Principal and Interest Unconditionally Guaranteed by

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

IVAX CORPORATION, a Florida corporation (herein called the “COMPANY”), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of                  Dollars ($             ) on May 15, 2008, and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest is paid or duly provided for. The right to payment of the principal and all other amounts due with respect hereto is subordinated to the rights of Senior Indebtedness as set forth in the Indenture referred to on the reverse side hereof.

Interest Payment Dates: May 15 and November 15, with the first payment to be made on November 15, 2001.

Record Dates: May 1 and November 1.

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

IN WITNESS WHEREOF, IVAX CORPORATION has caused this instrument to be duly signed.

IVAX CORPORATION

By:
Name:
Title:

Dated: January     , 2006

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:	January , 2006

[FORM OF GUARANTEE]

Teva Pharmaceutical Industries Limited (the “Guarantor”) hereby unconditionally and irrevocably guarantees the Holder of this Note the full and punctual payment of the principal of and interest on this Note, when and as the same shall become due and payable, whether at maturity or upon redemption or acceleration or otherwise, and all other monetary obligations of the Company under the Indenture and this Note, including obligations in respect of any Repurchase Price, in each case according to the terms of this Note and of the Indenture. The Guarantor agrees that in the case of default by the Company in the payment of any such principal, interest or other obligations, the Guarantor shall duly and punctually pay the same. The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of any extension of the time for payment of this Note, any modification of this Note, any invalidity, irregularity or unenforceability of this Note or the Indenture, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Company with respect hereto or thereto by the Holder of this Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a demand or proceeding first against the Company, protest or notice with respect to this Note or the indebtedness evidenced hereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to this Note except by payment in full of the principal of, interest and other amounts payable with respect to this Note pursuant to this Note or the Indenture.

For so long as any Notes are outstanding, the Guarantor will guarantee the delivery of the Cash Conversion Consideration by the Company and the ADRs issuable upon conversion of the Notes pursuant to the terms of the Supplemental Indenture and the Notes.

This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment on this Note, in whole or in part, is rescinded or must otherwise be restored to the Company or the Guarantor upon the bankruptcy, liquidation or reorganization of the Company or otherwise.

The Guarantor shall be subrogated to all rights of the Holders against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee or the Indenture; provided, however, that the Guarantor hereby waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of a Holder against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof or (ii) to receive any payment in the nature of contribution or for any other reason from any other obligor with respect to such payment, in each case, until the principal of and interest on this Note shall have been paid in full.

Any term or provision of the Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of this Guarantee shall not exceed the maximum amount that can be hereby guaranteed without rendering this Guarantee voidable under applicable law relating to fraudulent conveyances or fraudulent transfers or similar laws affecting the rights of creditors generally.

This Guarantee shall not be valid or become obligatory for any purpose with respect to this Note until the certificate of authentication on this Note, or on any predecessor Note, shall have been signed by the Trustee.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of law thereof.

IN WITNESS WHEREOF, Teva Pharmaceutical Industries Limited has caused this Guarantee to be signed manually or by facsimile by its duly authorized officers.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By:
Name:
Title:

By:
Name:
Title:

[REVERSE OF SECURITY]

IVAX CORPORATION

4 1/2% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2008

Payment of Principal and Interest Unconditionally Guaranteed by

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

1. INTEREST. IVAX CORPORATION, a Florida corporation (the “COMPANY”), promises to pay interest on the principal amount of this Security at the rate PER ANNUM shown above. The Company will pay interest semi-annually on May 15 and November 15 of each year, with the first payment to be made on November 15, 2001. Interest on the Securities will accrue on the principal amount from the most recent date to which interest has been paid or, if no interest has been paid, from May 4, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. MATURITY. The Notes will mature on May 15, 2008.

3. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect the principal, Redemption Price or Repurchase Price of the Securities. The Company will pay all amounts due with respect to the Securities in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay all amounts due with respect to the Securities by check payable in such money. It may mail an interest check to a Holder’s registered address.

4. PAYING AGENT, REGISTRAR, CONVERSION AGENT. Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice. The Company may act in any such capacity.

5. INDENTURE. The Company issued the Securities under an Indenture dated as of May 4, 2001 (the “Original Indenture”) between the Company and the Trustee. The Company, Teva Pharmaceutical Industries Limited and the Trustee subsequently entered into a First Supplemental Indenture on January     , 2006 (the “Supplemental Indenture”, and together with with the Original Indenture as so amended and as it may be further amended or supplemented from time to time, the “Indenture”). The terms of the Securities include those stated in the Indenture, and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the “ACT”) as in effect on the date of the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of such terms. The Securities are general unsecured senior subordinated obligations of the Company limited to $575,000,000 aggregate principal amount ($725,000,000 if the Initial Purchaser (as defined in the Indenture) has elected to exercise its over-allotment option to purchase an additional $150,000,000 of the Securities), except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

6. OPTIONAL REDEMPTION. The Securities will be redeemable prior to maturity at the option of the Company, in whole or in part, at any time on or after May 29, 2004, at the following redemption prices (expressed as percentages of the principal amount thereof), if redeemed during the periods commencing on the dates set forth below, in each case together with accrued and unpaid interest to the redemption date:

Date	Redemption Price
May 29, 2004	102.571%
May 16, 2005	101.929%
May 16, 2006	101.286%
May 16, 2007 through
May 14, 2008 inclusive	100.643%

7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000 principal amount. On and after the redemption date interest ceases to accrue on Securities or portions of them called for redemption.

8. REPURCHASE AT OPTION OF HOLDER. In the event of a Change in Control with respect to the Company, then each Holder of the Securities shall have the right, at the Holder’s option, subject to the rights of the holders of Senior Indebtedness under ARTICLE XI of the Indenture, to require the Company to repurchase such Holder’s Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on a business day (the “REPURCHASE DATE”) that is 45 days after the date of the Company Notice, unless otherwise required by applicable law, at a price equal to 100% of the outstanding principal amount of such Security, plus accrued and unpaid interest to the Repurchase Date.

Within 30 days after the occurrence of the Change in Control, the Company is obligated to give notice of the occurrence of such Change in Control to each Holder. Such notice shall include, among other things, the date by which Holder must notify the Company of such Holder’s intention to exercise the Repurchase Right and of the procedure which such Holder must follow to exercise such right. To exercise the Repurchase Right, a Holder of Securities must deliver on or before the 30th day after the date of the Company Notice irrevocable written notice to the Company (or an agent designated by the Company for such purpose) and the Trustee of the Holder’s exercise of such right together with the Securities with respect to which the right is being exercised, duly endorsed for transfer. In the event any Holder exercises its Repurchase Right, such Holder’s conversion right will terminate upon receipt of the written notice of exercise of such Repurchase Right.

A “CHANGE IN CONTROL” of the Company means

(i) the acquisition by any person, entity or “group” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company and its subsidiaries, any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company and any current affiliate of the Company whose beneficial ownership does not in the future exceed 45% of the Company’s outstanding Common Stock), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares of Common Stock sufficient to elect a majority of directors;

(ii) persons who, as of May 4, 2001, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board;

(iii) approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, beneficially own shares sufficient to elect a majority of directors in the election of directors of the reorganized, merged or consolidated company, or

(iv) a liquidation or dissolution of the Company (other than pursuant to the United States Bankruptcy Code) or the conveyance, transfer or leasing of all or substantially all of the assets of the Company to any person.

9. CONVERSION. A Holder may convert his or her Security into cash and ADRs at any time prior to the close of business on May 15, 2008, or (x) if the Security is called for redemption by the Company, the Holder may convert it at any time before the close of business on the date that is five business days before the date fixed for such redemption, or (y) if the Security is to be repurchased by the Company pursuant to PARAGRAPH 8 hereof, the Holder may convert it at any time before the Company receives the Option of Holder To Elect Purchase Notice. For each $1,000 principal amount of Securities, (i) the amount of cash so payable upon conversion (the “Cash Conversion Consideration”) shall be $405.74 and (ii) the number of ADRs issuable upon conversion (the “conversion rate”) as of the effective date of the Supplemental Indenture shall equal the product of (x) 0.42355 and (y) the quotient (the “initial conversion rate”) obtained by dividing $1,000 by the initial conversion price of $32.04 per share. The Cash Conversion Consideration is payable without interest, the number of ADRs issuable upon conversion shall be rounded to the nearest 1/100th of an ADR, and the Company will deliver

Cash in lieu of any fractional ADR. The Cash Conversion Consideration and the conversion rate take into account any adjustments (i) pursuant to the Merger and (ii) occurring prior to the date hereof. On conversion no payment or adjustment for any unpaid and accrued interest, or liquidated damages with respect to, the Securities will be made. If a Holder surrenders a Security for conversion between the record date for the payment of interest and the next interest payment date, such Security, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest thereon which the registered Holder on such record date is to receive.

To convert a Security a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder may be paid as provided in the last sentence of the above paragraph and (5) pay any transfer or similar tax if required. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or a whole multiple of $1,000 principal amount.

Any ADRs issued upon conversion of a Security shall bear the Private Placement Legend until after the second anniversary of the later of the issue date for the Securities and the last date on which the Company or any Affiliate of the Company was the owner of such ADRs or the Security (or any predecessor security) from which such ADRs were converted (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the Opinion of Counsel for the Company, unless otherwise agreed by the Company and the Holder thereof).

10. SUBORDINATION. The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness. Each Holder by accepting a Security agrees to such subordination and authorizes the Trustee to give it effect.

11. PROHIBITION ON INCURRENCE OF LAYERED INDEBTEDNESS. The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is both (a) subordinate or junior in right of payment to any Senior Indebtedness and (b) senior in any respect in right of payment to the Securities.

12. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar need not exchange or register the transfer of any Security selected for redemption in whole or in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before the mailing of a notice of redemption of the Securities selected to be redeemed.

13. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

14. MERGER OR CONSOLIDATION. The Company shall not consolidate with, or merge into, or transfer or lease all or substantially all of its assets to, any person unless the person is a corporation, limited liability company or other entity organized under the laws of the United States, any State thereof or the District of Columbia and such person assumes by supplemental indenture all the obligations of the Company under the Securities and the Indenture and immediately after giving effect to the transaction no Default or Event of Default exists.

Notwithstanding the foregoing, any subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other subsidiary or subsidiaries of the Company.

15. AMENDMENTS, SUPPLEMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or the consent of any Securityholder, the Indenture or the Securities may be amended or supplemented to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Securities in addition to certificated Securities, to comply with SECTIONS 5.01 AND 10.15 of the Original Indenture or to make any change that does not adversely affect the rights of any Securityholder.

16. DEFAULTS AND REMEDIES. An Event of Default includes: (i) default in payment of principal at maturity, upon redemption or exercise of a Repurchase Right or otherwise, or failure by the Guarantor to make a payment required under the Guarantee; (ii) default for 30 days in payment of interest or other amounts due; (iii) failure by the Company or the Guarantor for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Securities; and (iv) certain events of bankruptcy or insolvency of the Company or the Guarantor. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may declare all the Securities to be due and payable immediately, except as provided in the Indenture. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment) if it determines that withholding notice is in the interests of the Securityholders. The Company must furnish an annual compliance certificate to the Trustee.

17. REGISTRATION RIGHTS. The Holders are entitled to shelf registration rights as set forth in the Registration Rights Agreement (as defined in the Indenture). The Holders shall be entitled to receive liquidated damages in certain circumstances, all as set forth in the Registration Rights Agreement.

18. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

19. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee or shareholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture, or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or the Securities, or because of any indebtedness evidenced thereby, shall be had against any shareholder (except in a shareholder’s corporate capacity as Guarantor), member, officer or director, as such, of the Guarantor, all such liability being expressly waived and released by the acceptance of the Guarantee by the Holder of this Security and as part of the consideration for the delivery of the Guarantee.

20. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

21. ABBREVIATIONS. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE ORIGINAL INDENTURE OR SUPPLEMENTAL INDENTURE. REQUESTS MAY BE MADE TO:

IVAX Corporation

4400 Biscayne Boulevard

Miami, Florida 33137

Attention: Secretary

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

Signature Guarantee:

CONVERSION NOTICE

To convert this Security into cash and ADRs of the Guarantor, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

$

If you want the ADR certificate made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Dated:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:	(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

OPTION OF HOLDER TO ELECT PURCHASE NOTICE

If you want to elect to have this Security purchased by the Company pursuant to SECTION 3.07 of the Indenture, check the box:  ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to SECTION 3.07 of the Indenture, state the principal amount:

$______________________________________________________________________________
(in an integral multiple of $1,000)

Dated:	Signature(s):
(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)